Exhibit 99

[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Acton Place, Suite 202
Acton, MA 01720


Investor contact: Thomas M. O'Brien, 978-776-2000
Media contact: GreatPoint Communications, 978-392-6866


                   Kadant Reports 2004 Second Quarter Results


ACTON, Mass., July 28, 2004 - For the second quarter of 2004, Kadant Inc. (NYSE:KAI) reported GAAP diluted earnings per share (EPS) of $.26, compared with $.28 in the second quarter of 2003. Earnings in the 2004 period included a $.03 benefit from a reduction in tax reserves, and, in 2003, included a net gain of $.01 due to restructuring and unusual items. GAAP net income in the 2004 period was $3.7 million, versus $3.9 million a year ago. Second quarter revenues increased to $57.8 million in 2004 (including $1.7 million from the favorable effect of currency translation), compared with $55.8 million in 2003.

         "We are pleased with our overall performance during the second quarter," said William A. Rainville, chairman and chief executive officer of Kadant. "Earnings, excluding the tax benefit, were at the high end of our guidance, and revenues slightly exceeded our expectations. Sales of our stock-preparation systems to China remained strong, with a record $10.4 million in revenues for the quarter. In North America, we booked one of our largest single orders in the past few years, for a pulping system worth nearly $4 million, and saw increased sales of paper machine accessories. Our composite building products business reported quarterly revenues of $5.1 million - 52 percent higher than last year - and the $370,000 operating loss for the quarter was slightly less than we expected.

         "That said, we are tempering our outlook for the second half of the year. Although we believe that China will remain an active and growing market for us, the timing of orders is always difficult to predict, especially with the recent slowdown in bank financing approvals there. European markets, on the other hand, have become weaker than we expected, and this will affect sales in all our papermaking equipment product lines for the rest of this year. We are evaluating opportunities to streamline our operations in Europe to improve operating results in 2005. In the composites business, higher warranty and raw materials costs continue to hamper profitability in spite of revenue growth.

         "Based on these factors, we expect to report GAAP diluted EPS of $.17 to $.20 for the third quarter of 2004, on revenues of $46 to $48 million. For the full year, we are now forecasting GAAP diluted EPS of $.85 to $.90, down from our earlier estimate of $.90 to $1.00. We expect to report revenues of $205 to $210 million for all of 2004."

         Mr. Rainville added, "On a positive note, we continued to generate strong cash flow from operations - $7.8 million during the quarter. This leaves us with a cash balance of $81.6 million at quarter end, even after buying back more than $6 million worth of our stock in the quarter. With a strong cash position, and no debt, we have several options for generating shareholder value, including internal investment, additional stock buybacks, and strategic acquisitions."

                                     -more-

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

                                                                       Three Months Ended               Six Months Ended
                                                                  ----------------------------    -----------------------------
Consolidated Statement of Income                                  July 3, 2004   June 28, 2003    July 3, 2004    June 28, 2003
-------------------------------------------------------------------------------------------------------------------------------

Revenues                                                          $     57,782   $      55,784    $    109,509    $     107,159
                                                                  ------------   -------------    ------------    -------------

Costs and Operating Expenses:
   Cost of revenues                                                     36,652          35,086          68,617           67,294
   Selling, general, and administrative expenses                        15,566          13,382          30,434           26,894
   Research and development expenses                                       693           1,310           1,711            2,353
   Restructuring and unusual items                                           -            (180)              -             (180)
                                                                  ------------   -------------    ------------    -------------
                                                                        52,911          49,598         100,762           96,361
                                                                  ------------   -------------    ------------    -------------

Operating Income                                                         4,871           6,186           8,747           10,798
Interest Income                                                            318             214             647              450
Interest Expense                                                            (4)            (11)            (12)             (28)
                                                                  ------------   -------------    ------------    -------------
Income Before Provision for Income Taxes and Minority Interest           5,185           6,389           9,382           11,220
Provision for Income Taxes                                               1,428           2,428           2,897            4,264
Minority Interest Expense                                                   14              72              14               72
                                                                  ------------   -------------    ------------    -------------
Net Income                                                        $      3,743   $       3,889    $      6,471    $       6,884
                                                                  ============   =============    ============    =============

Earnings per Share
    Basic                                                         $        .26   $         .29    $        .46    $         .51
                                                                  ============   =============    ============    =============
    Diluted                                                       $        .26   $         .28    $        .44    $         .50
                                                                  ============   =============    ============    =============
Weighted Average Shares
    Basic                                                               14,218          13,601          14,220           13,588
                                                                  ============   =============    ============    =============
    Diluted                                                             14,555          13,908          14,579           13,837
                                                                  ============   =============    ============    =============

                                                                       Three Months Ended               Six Months Ended
                                                                  ----------------------------    -----------------------------
Adjusted Diluted Earnings per Share (a)                           July 3, 2004   June 28, 2003    July 3, 2004    June 28, 2003
-------------------------------------------------------------------------------------------------------------------------------
GAAP Diluted Earnings per Share                                   $        .26   $         .28    $        .44    $         .50
Restructuring and Unusual Items                                              -            (.01)              -             (.01)
Income Taxes (b)                                                          (.03)              -            (.03)               -
                                                                  ------------   -------------    ------------    -------------
                                                                  $        .23   $         .27    $        .41    $         .49
                                                                  ============   =============    ============    =============

                                                                       Three Months Ended               Six Months Ended
                                                                  ----------------------------    -----------------------------
Business Segment Information                                      July 3, 2004   June 28, 2003    July 3, 2004    June 28, 2003
-------------------------------------------------------------------------------------------------------------------------------
Revenues:
    Pulp and Papermaking Equipment and Systems                    $     50,933   $      50,674    $     96,497    $      96,231
    Composite and Fiber-based Products                                   6,849           5,110          13,012           10,928
                                                                  ------------   -------------    ------------    -------------
                                                                  $     57,782   $      55,784    $    109,509    $     107,159
                                                                  ============   =============    ============    =============
Gross Profit Margin:
    Pulp and Papermaking Equipment and Systems                             38%             37%             39%              38%
    Composite and Fiber-based Products                                     22%             37%             19%              35%
                                                                  ------------   -------------    ------------    -------------
                                                                           37%             37%             37%              37%
                                                                  ============   =============    ============    =============
Operating Income:
    Pulp and Papermaking Equipment and Systems                    $      6,152   $       6,691    $     12,495    $      11,931
    Composite and Fiber-based Products (c)                                 104             571            (532)             983
    Corporate                                                           (1,385)         (1,076)         (3,216)          (2,116)
                                                                  ------------   -------------    ------------    -------------
                                                                  $      4,871   $       6,186    $      8,747    $      10,798
                                                                  ============   =============    ============    =============
Adjusted Operating Income (Excludes Restructuring and
Unusual Items) (a):
    Pulp and Papermaking Equipment and Systems (d)                $      6,152   $       6,511    $     12,495    $      11,751
    Composite and Fiber-based Products                                     104             571            (532)             983
    Corporate                                                           (1,385)         (1,076)         (3,216)          (2,116)
                                                                  ------------   -------------    ------------    -------------
                                                                  $      4,871   $       6,006    $      8,747    $      10,618
                                                                  ============   =============    ============    =============
                                     -more-
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>                                                                      Three Months Ended                Six Months Ended
                                                                  ----------------------------    -----------------------------
Business Segment Information (continued)                          July 3, 2004   June 28, 2003    July 3, 2004    June 28, 2003
-------------------------------------------------------------------------------------------------------------------------------
Bookings:
    Pulp and Papermaking Equipment and Systems                    $     48,897   $      38,516    $    100,040    $      96,644
    Composite and Fiber-based Products                                   7,057           4,886          12,103            7,825
                                                                  ------------   -------------    ------------    -------------
                                                                  $     55,954   $      43,402    $    112,143    $     104,469
                                                                  ============   =============    ============    =============
Capital Expenditures:
    Pulp and Papermaking Equipment and Systems                    $        505   $         359    $        835    $         561
    Composite and Fiber-based Products                                     190             228             300              876
    Corporate                                                                8               8              11               11
                                                                  ------------   -------------    ------------    -------------
                                                                  $        703   $         595    $      1,146    $       1,448
                                                                  ============   =============    ============    =============


                                                                      Three Months Ended                Six Months Ended
                                                                  ----------------------------    -----------------------------
Cash Flow and Other Data                                          July 3, 2004   June 28, 2003    July 3, 2004    June 28, 2003
-------------------------------------------------------------------------------------------------------------------------------
Cash Provided by Operations                                       $      7,819   $       4,098    $      8,877    $       3,058
Depreciation and Amortization Expense                                    1,193           1,322           2,419            2,607


Balance Sheet Data                                                                                July 3, 2004    Jan. 3, 2004
-------------------------------------------------------------------------------------------------------------------------------
Cash and Short-term Investments                                                                   $     81,588    $      74,451
Short-term Debt                                                                                              -            $ 598
Shareholders' Investment                                                                          $    217,016    $     211,758


(a) In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP financial measures of adjusted diluted EPS and adjusted operating income, which exclude restructuring and other non-recurring items. We exclude these items because they are outside our normal operations. We believe that providing such non-GAAP measures helps investors to gain a better understanding of our operating results from period to period, and is consistent with how we measure our performance.
(b) Represents effect of reduction in tax reserves of $386 in the three- and six-month periods ended July 3, 2004.
(c) Includes operating losses of $370 and $1,302 in the three- and six- month periods ended July 3, 2004, respectively, and operating income of $26 and $110 in the three- and six- month periods ended June 28, 2003, respectively, from the composite building products business.
(d) Excludes net restructuring costs and unusual income of $180 in the three- and six-month periods ended June 28, 2003.

         Kadant will hold its earnings conference call on Thursday, July 29, 2004, at 11 a.m. Eastern time. To listen, call 800-709-2159 within the U.S., or 973-582-2810 outside the U.S. You can also listen to the call live on the Web by visiting www.kadant.com and clicking on "Investors." An audio archive of the call will be available on our Web site until August 26, 2004.

         Kadant Inc. is a leading supplier of a range of products for the global papermaking and paper recycling industries, including stock-preparation equipment, water-management systems, and paper machine accessories. We also develop and manufacture composite building materials produced from recycled fiber and plastic. Kadant, based in Acton, Massachusetts, had approximately $204 million in revenues in 2003 and 1,000 employees worldwide. For more information, please visit www.kadant.com.

         The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements regarding our projected operating results, the future performance of our businesses, opportunities for shareholder value, and demand for our products in China. Important factors that could cause actual results to differ materially from those indicated by such statements are set forth under the heading "Risk Factors" in Kadant's quarterly report on Form 10-Q for the period ended April 3, 2004. These include risks and uncertainties relating to our dependence on the pulp and paper industry; international sales and operations; competition; ability to manufacture and distribute composite building products, and the seasonality in sales and the long-term performance of such products; availability of raw materials and exposure to commodity price fluctuations related to the manufacture of composite and fiber-based products; acquisition strategy; protection of patents and proprietary rights; fluctuations in quarterly operating results; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

                                       ###


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